Exhibit 21

INTERGRAPH CORPORATION AND SUBSIDIARIES
SUBSIDIARIES OF REGISTRANT

	State or Other	Percentage of Voting
	Jurisdiction of	Securities Owned by
Name	Incorporation	Parent
Intergraph Asia Pacific, Inc.	Delaware	100
Intergraph Benelux B.V.	Netherlands	100
Intergraph BEST (Vic) Pty. Ltd.	Australia	100
Intergraph Canada, Ltd.	Canada	100
Intergraph China, Inc.	Delaware	100
Intergraph Computer (Shenzhen) Co. Ltd.	China	100
Intergraph Consulting Inc.	Delaware	100
Intergraph Consulting Private Ltd.	India	100
Intergraph Corporation (N.Z.) Limited	New Zealand	100
Intergraph Corporation	Delaware	100
Intergraph Corporation Pty. Ltd.	Australia	100
Intergraph Corporation Taiwan	Taiwan, R.O.C.	100
Intergraph CR spol. s r.o.	Czech Republic	100
Intergraph Danmark A/S	Denmark	100
Intergraph de Mexico, S.A. de C.V.	Mexico	100
Intergraph Deutschland GmbH	Germany	100
Intergraph Espana, S.A.	Spain	100
Intergraph Europe (Polska) Sp. z o.o.	Poland	100
Intergraph European Manufacturing, L.L.C.	Delaware	100
Intergraph Finance Australia, Pty., Ltd.	Australia	100
Intergraph Finland Oy	Finland	100
Intergraph France SA	France	100
Intergraph GmbH (Osterreich)	Austria	100
Intergraph Greater China, Ltd.	Hong Kong	100
Intergraph Hardware Technologies Company	Nevada	100
Intergraph Hong Kong Limited	Hong Kong	100
Intergraph Israel Software Development Center, Ltd.	Israel	100
Intergraph Italia, L.L.C.	Delaware	100
Intergraph Japan K.K.	Japan	100
Intergraph Korea, Ltd.	Korea	100
Intergraph Norge A/S	Norway	100
Intergraph Portugal Sistemas de Computacao Grafica, S.A.	Portugal	100
Intergraph Process & Building (M) SDN. BHD.	Malaysia	100
Intergraph Process & Building Solutions Philippines, Inc.	Philippines	100
Intergraph Process Power and Offshore Pte Ltd.	Singapore	100
Intergraph Properties Company	Nevada	100

	State or Other	Percentage of Voting
	Jurisdiction of	Securities Owned by
Name	Incorporation	Parent
Intergraph Public Safety (New Zealand) Limited	New Zealand	100
Intergraph Public Safety Belgium S.A.	Belgium	100
Intergraph Public Safety Deutschland, GmbH	Germany	100
Intergraph Public Safety Pty. Ltd.	Australia	100
Intergraph Public Safety U.K., Ltd.	United Kingdom	100
Intergraph Public Safety, Inc.	Delaware	100
Intergraph Services Company, Inc.	Delaware	100
Intergraph Servicios de Venezuela C.A.	Venezuela	100
Intergraph Software Technologies Company	Nevada	100
Intergraph Sverige AB	Sweden	100
Intergraph Switzerland A.G.	Switzerland	100
Intergraph UK, Ltd.	United Kingdom	100
Intergraph Virgin Islands, Inc.	Virgin Islands	100
Intergraph Wholesale Pty., Ltd.	Australia	100
M&S Computing Investments	Delaware	100
Pelican Forge Software Corporation	Canada	100
Public Safety France, SA	France	100
Teranetix Europe B.V.	Netherlands	100
Teranetix Germany GmbH	Germany	100
Terra Map Server GmbH	Germany	100
Worldwide Services Inc.	Delaware	100
Z/I Imaging (UK) Limited	United Kingdom	100
Z/I Imaging Corporation	Delaware	100
Z/I Imaging GmbH	Germany	100
Z/I Imaging Hellas, S.A	Greece	100
Z/I Imaging Japan K.K.	Japan	100
Z/I Imaging Limited	Ireland	100
Z/I Imaging Manufacturing GmbH	Germany	100